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                                                                     EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund,
Real Estate Income Fund 2000 Series A, Defined Asset Funds:



We hereby consent to the use in this Registration Statement No. 333-31234 of our report dated July 20, 2000, relating to the Statement of Condition of Equity Investor Fund, Real Estate Income Fund 2000 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
July 20, 2000